EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-87874) pertaining to The Delaware County Bank and Trust Company Employee 401(k) Retirement Plan, of our report dated June 30, 2008, on our audit of the statement of net assets available for benefits of The Delaware County Bank and Trust Company Employee 401(k) Retirement Plan as of December 31, 2007, and the related statement of changes in net assets available for benefits for the year ended December 31, 2007, which report appears in the December 31, 2007, annual report on Form 11-K of The Delaware County Bank and Trust Company Employee 401(k) Retirement Plan.
/s/ BKD, LLP
Cincinnati, Ohio
June 30, 2008
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated June 28, 2007, accompanying the financial statements and supplemental information of The Delaware County Bank and Trust Company Employee 401(k) Retirement Plan on Form 11-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said report in the Registration Statement of DCB Financial Corp on Form S-8 (File No. 333-75259, effective March 30, 1999), Form S-8 (File No. 333-91165 effective November 17, 1999) Form S-8 (File No. 333-87874 effective May 9, 2002) and Form S-8 (File No. 333-116638, effective June 8, 2004).
/s/ GRANT THORNTON LLP
Cincinnati, Ohio
June 30, 2008